NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Second Quarter 2020 Results

•GAAP EPS from continuing operations of $0.25, compared to $0.30 in the prior year second quarter
•Adjusted EPS from continuing operations of $0.39, excluding the impact of the financing for the Clariant masterbatch acquisition. This compares to $0.48 in the second quarter of the prior year. Inclusive of the impact of the Clariant financing, adjusted EPS was $0.28.
•Second quarter adjusted EPS exceeded what was communicated on the June 16th conference call by $0.03, due to higher margins in the Color segment and an uptick in orders in the latter part of June.
•Completed acquisition of Clariant’s masterbatch business for net purchase price of approximately $1.4 billion and announced new company name: Avient Corporation

CLEVELAND – July 22, 2020 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, today reported its second quarter results for 2020.

“The COVID-19 pandemic continues to have a significant impact on the world, and our first priority remains the health and safety of our associates, customers and all stakeholders. We continue to strictly adhere to government guidelines and protocols as well as other preventative measures to help stop the spread of the virus,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation.

Commenting on the company’s second quarter performance, Mr. Patterson said, “Following our update call on June 16th, we experienced an uptick in orders in Asia which also led to better than expected margins in the Color segment. Although the pandemic significantly impacted the Americas and Europe, sales in Asia increased 13% for the second quarter.”

The company noted it is an essential supplier into many industries serving the COVID-19 response and recovery, including food and beverage packaging and healthcare applications. Sales into these end markets increased 3% and 7% respectively during the quarter. This was more than offset by weak automotive and consumer discretionary demand, as overall sales declined by 18.6% or 17% on a constant currency basis.

“Our recent efforts to expand our portfolio in less-cyclical, more specialty technologies has been a source of strength for us, as other markets have been significantly impacted by global lockdowns and stay-at-home orders,” Mr. Patterson added.

“I'm extremely proud of our team’s focus and execution to work through these challenges, while at the same time completing the acquisition of Clariant’s masterbatch business, the largest acquisition in our company’s 20-year history,” Mr. Patterson said. “In doing so, we’ve joined two exceptional businesses to form a global specialty enterprise, and we do so under our new name, Avient, as we announced on July 1st.”

“We are excited about this next step in our specialty journey,” Mr. Patterson added. “Integration efforts are well underway, and I’m very pleased to see an immediate and high level of collaboration between our two organizations.”

Management will provide more commentary related to its second quarter performance, the Clariant Masterbatch acquisition and initial thoughts on third quarter performance on its upcoming conference call.

Conference Call

Avient will conduct a conference call at 8:00 a.m. Eastern Time on July 22, 2020. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 4192557. A simultaneous webcast of the call will be accessible via the Company’s website at www.avient.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on July 22, 2020. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 4192557.

About Avient

Avient Corporation (NYSE: AVNT), with 2019 pro forma revenues of $4.0 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation
•Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses

Avient employs approximately 9,100 associates and is certified ACC Responsible Care® and a founding member of the Alliance to End Plastic Waste. For more information, visit www.avient.com.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include the impact the COVID-19 pandemic has on our business, results from operations, financial condition and liquidity; our ability to achieve the strategic and other objectives relating to the acquisition of Clariant’s color and additive masterbatch business, including any expected synergies; our ability to successfully integrate Clariant’s color and additive masterbatch business and achieve the expected results of the acquisition of Clariant’s color and additive masterbatch business, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; an ability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to acquisitions and integration, working capital reductions, costs reductions and employee productivity goals; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

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To access Avient’s news library online, please visit www.avient.com/news

Investor Relations Contact:
Joe Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@polyone.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Sales	$609.1	$748.2	$1,320.6	$1,498.8
Operating Income	38.0	46.1	90.8	93.2
Net income from continuing operations attributable to Avient shareholders	23.0	23.2	56.1	45.6
Basic earnings per share from continuing operations attributable to Avient shareholders	$0.25	$0.30	$0.63	$0.59
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.25	$0.30	$0.63	$0.58

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$23.0	$0.25	$23.2	$0.30
Special items, after tax (Attachment 3)	2.6	0.03	14.4	0.18
Adjusted net income / EPS - excluding special items	$25.6	$0.28	$37.6	$0.48

	Six Months Ended June 30, 2020		Six Months Ended June 30, 2019
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$56.1	$0.63	$45.6	$0.58
Special items, after tax (Attachment 3)	11.2	0.12	25.4	0.33
Adjusted net income / EPS - excluding special items	$67.3	$0.75	$71.0	$0.91

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Sales	$609.1	$748.2	$1,320.6	$1,498.8
Cost of sales	459.4	572.9	999.4	1,155.4
Gross margin	149.7	175.3	321.2	343.4
Selling and administrative expense	111.7	129.2	230.4	250.2
Operating income	38.0	46.1	90.8	93.2
Interest expense, net	(16.2)	(16.2)	(25.6)	(32.1)
Other income, net	9.5	0.7	11.1	0.8
Income from continuing operations before income taxes	31.3	30.6	76.3	61.9
Income taxes	(7.9)	(7.4)	(19.8)	(16.2)
Net income from continuing operations	23.4	23.2	56.5	45.7
(Loss) income from discontinued operations, net of income taxes	(0.2)	18.9	(0.5)	34.7
Net income	23.2	42.1	56.0	80.4
Net income attributable to noncontrolling interests	(0.4)	—	(0.4)	(0.1)
Net income attributable to Avient common shareholders	$22.8	$42.1	$55.6	$80.3

Earnings per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.25	$0.30	$0.63	$0.59
Discontinued operations	—	0.24	—	0.45
Total	$0.25	$0.54	$0.63	$1.04

Earnings (loss) per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.25	$0.30	$0.63	$0.58
Discontinued operations	—	0.24	(0.01)	0.45
Total	$0.25	$0.54	$0.62	$1.03

Cash dividends declared per share of common stock	$0.2025	$0.1950	$0.4050	$0.3900

Weighted-average shares used to compute earnings per common share:
Basic	91.4	77.3	88.8	77.5
Diluted	91.8	77.7	89.4	78.0

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of sales:
Restructuring costs	$(1.2)	$0.2	$(1.2)	$0.3
Environmental remediation costs	(3.1)	(1.9)	(3.5)	(4.0)
Reimbursement of previously incurred environmental costs	8.5	—	8.7	—
Acquisition related costs	—	—	—	(2.0)
Impact on cost of sales	4.2	(1.7)	4.0	(5.7)

Selling and administrative expense:
Restructuring, legal and other	(4.7)	(6.0)	(8.4)	(12.0)
Acquisition earn-out adjustments	—	(10.7)	(1.0)	(10.7)
Acquisition related costs	(8.5)	—	(13.3)	(2.3)
Impact on selling and administrative expense	(13.2)	(16.7)	(22.7)	(25.0)

Impact on operating income	(9.0)	(18.4)	(18.7)	(30.7)

Other (expense) income, net	(0.3)	0.2	(0.2)	0.3
Pension settlement gain and mark-to-market adjustment	6.9	—	6.9	—
Impact on income from continuing operations before income taxes	(2.4)	(18.2)	(12.0)	(30.4)
Income tax benefit on above special items	0.7	4.3	2.7	7.4
Tax adjustments(2)	(0.9)	(0.5)	(1.9)	(2.4)
Impact of special items on net income from continuing operations attributable to Avient Shareholders	$(2.6)	$(14.4)	$(11.2)	$(25.4)

Diluted earnings per common share impact	$(0.03)	$(0.18)	$(0.12)	$(0.33)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.8	77.7	89.4	78.0

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,977.0	$864.7
Accounts receivable, net	310.6	330.0
Inventories, net	241.5	260.9
Other current assets	54.3	57.7
Total current assets	2,583.4	1,513.3
Property, net	400.8	407.4
Goodwill	685.2	685.7
Intangible assets, net	454.9	469.3
Operating lease assets, net	58.2	63.8
Other non-current assets	154.5	133.8
Total assets	$4,337.0	$3,273.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$18.0	$18.4
Accounts payable	262.8	287.7
Current operating lease obligations	19.3	21.0
Accrued expenses and other current liabilities	324.2	375.4
Total current liabilities	624.3	702.5
Non-current liabilities:
Long-term debt	1,849.7	1,210.9
Pension and other post-retirement benefits	55.9	56.6
Non-current operating lease obligations	39.7	42.8
Other non-current liabilities	215.7	207.8
Total non-current liabilities	2,161.0	1,518.1
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	1,551.3	1,051.9
Noncontrolling interest	0.4	0.8
Total equity	1,551.7	1,052.7
Total liabilities and equity	$4,337.0	$3,273.3

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net income	$56.0	$80.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40.8	46.9
Share-based compensation expense	5.7	5.7
Changes in assets and liabilities, net of the effect of acquisitions:
Decrease (increase) in accounts receivable	16.8	(46.1)
Decrease in inventories	17.4	9.6
Decrease in accounts payable	(23.5)	(8.2)
Decrease in pension and other post-retirement benefits	(12.7)	(4.0)
Increase in post-acquisition earnout liabilities	1.0	—
(Decrease) increase in accrued expenses and other assets and liabilities, net	(4.5)	15.1
Payment of post-acquisition date earnout liability	(21.0)	—
Net cash provided by operating activities	76.0	99.4
Investing activities
Capital expenditures	(21.3)	(26.5)
Business acquisitions, net of cash acquired	—	(119.6)
Net proceeds from divestiture	7.1	—
Net proceeds from other assets	5.2	3.9
Net cash used by investing activities	(9.0)	(142.2)
Financing activities
Debt offering proceeds	650.0	—
Borrowings under credit facilities	—	607.4
Repayments under credit facilities	—	(548.9)
Purchase of common shares for treasury	(13.6)	(26.9)
Cash dividends paid	(34.3)	(30.7)
Repayment of long-term debt	(4.2)	(3.3)
Payments of withholding tax on share awards	(1.6)	(1.9)
Debt financing costs	(9.7)	(0.2)
Equity offering proceeds, net of underwriting discount and issuance costs	496.1	—
Payment of acquisition date earnout liability	(32.9)	—
Net cash provided (used) by financing activities	1,049.8	(4.5)
Effect of exchange rate changes on cash	(4.5)	1.9
Increase (decrease) in cash and cash equivalents	1,112.3	(45.4)
Cash and cash equivalents at beginning of year	864.7	170.9
Cash and cash equivalents at end of period	$1,977.0	$125.5

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Sales:
Color, Additives and Inks	$226.8	$267.5	$483.3	$530.8
Specialty Engineered Materials	158.8	195.3	344.1	385.2
Distribution	238.8	306.6	528.3	623.9
Corporate and eliminations	(15.3)	(21.2)	(35.1)	(41.1)
Sales	$609.1	$748.2	$1,320.6	$1,498.8

Gross margin:
Color, Additives and Inks	$75.7	$91.3	$165.1	$180.8
Specialty Engineered Materials	42.5	54.0	95.1	104.4
Distribution	27.2	34.2	60.8	68.4
Corporate and eliminations	4.3	(4.2)	0.2	(10.2)
Gross margin	$149.7	$175.3	$321.2	$343.4

Selling and administrative expense:
Color, Additives and Inks	$43.4	$49.0	$92.3	$99.0
Specialty Engineered Materials	25.5	29.1	55.8	59.0
Distribution	12.6	14.1	26.8	28.8
Corporate and eliminations	30.2	37.0	55.5	63.4
Selling and administrative expense	$111.7	$129.2	$230.4	$250.2

Operating income:
Color, Additives and Inks	$32.3	$42.3	$72.8	$81.8
Specialty Engineered Materials	17.0	24.9	39.3	45.4
Distribution	14.6	20.1	34.0	39.6
Corporate and eliminations	(25.9)	(41.2)	(55.3)	(73.6)
Operating income	$38.0	$46.1	$90.8	$93.2

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Consolidated Statements of Income	2020	2019	2020	2019

Sales	$609.1	$748.2	$1,320.6	$1,498.8

Gross margin - GAAP	149.7	175.3	321.2	343.4
Special items in gross margin (Attachment 3)	(4.2)	1.7	(4.0)	5.7
Adjusted Gross margin	$145.5	$177.0	$317.2	$349.1

Adjusted Gross margin as a percent of sales	23.9%	23.7%	24.0%	23.3%

Operating income - GAAP	38.0	46.1	90.8	93.2
Special items in operating income (Attachment 3)	9.0	18.4	18.7	30.7
Adjusted Operating income	$47.0	$64.5	$109.5	$123.9

Adjusted Operating income as a percent of sales	7.7%	8.6%	8.3%	8.3%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$31.3	$2.4	$33.7	$30.6	$18.2	$48.8

Income tax expense - GAAP	(7.9)	—	(7.9)	(7.4)	—	(7.4)
Income tax impact of special items (Attachment 3)	—	(0.7)	(0.7)	—	(4.3)	(4.3)
Tax adjustments (Attachment 3)	—	0.9	0.9	—	0.5	0.5
Income tax (expense) benefit	$(7.9)	$0.2	$(7.7)	$(7.4)	$(3.8)	$(11.2)

Effective Tax Rate(1)	25.1%		22.5%	24.0%		23.0%

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$76.3	$12.0	$88.3	$61.9	$30.4	$92.3

Income tax expense - GAAP	(19.8)	—	(19.8)	(16.2)	—	(16.2)
Income tax impact of special items (Attachment 3)	—	(2.7)	(2.7)	—	(7.4)	(7.4)
Tax adjustments (Attachment 3)	—	1.9	1.9	—	2.4	2.4
Income tax expense	$(19.8)	$(0.8)	$(20.6)	$(16.2)	$(5.0)	$(21.2)

Effective Tax Rate(1)	25.9%		23.3%	26.1%		23.0%
(1) Rates may not recalculate from figures presented herein due to rounding.
For purposes of comparability to the prior year, senior management has referenced adjusted EPS excluding the impact of additional shares issued in February 2020, as well as the impact of the senior unsecured notes offering completed in May 2020. This calculation of adjusted EPS excludes the additional February shares issued, the benefit of interest income earned on cash raised in connection with the share issuance, as well as the interest expense recognized in connection with the debt proceeds received from the May senior unsecured notes offering .
Below is a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation to Adjusted EPS Excluding Special Items and Impacts of February 2020 Equity Offering and May 2020 Debt Offering	Three Months Ended June 30, 2020
Net income from continuing operations – GAAP	$23.4
Special items, after tax (Attachment 3)	2.6
After tax interest expense, net arising from equity offering and debt offering proceeds	4.1
Adjusted net income excluding special items and impact of interest expense, net arising from equity offering and debt offering proceeds	$30.1

Diluted weighted-average shares used to compute earnings per common share	91.8
Weighted-average impact of 15.3 million shares issued in February 2020 equity offering	(15.3)
Diluted weighted-average shares excluding impact of shares issued in February 2020 equity offering	76.5

Adjusted EPS excluding special items and impact of equity offering and debt offering	$0.39